FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application

☑ **ANNUAL** ☐ **AMENDED** (check one)

List of Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

Creatd, Inc.
NAME OF ENTITY

NV19991476928
Entity or Nevada Business Identification Number (NVID)

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

☑ Corporation
☐ This corporation is publicly traded, the Central Index Key number is:

Filed in the Office of	Business Number C33679-1999
FVAguilar	Filing Number 20233388643
Secretary of State State Of Nevada	Filed On 08/02/2023 09:55:54 AM
	Number of Pages 2

☐ Nonprofit Corporation (see nonprofit sections below)
☐ Limited-Liability Company
☐ Limited Partnership
☐ Limited-Liability Partnership
☐ Limited-Liability Limited Partnership
☐ Business Trust
☐ Corporation Sole

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.
☐ 001 - Governmental Entity
☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming an exemption under 501(c) designation must indicate by checking box below.

☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

☐ Unit-owners' Association ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

☐ No - no additional form is required
☐ Yes - the "Charitable Solicitation Registration Statement" is required.
☐ The Organization claims exemption pursuant to NRS 82A 210 - the "Exemption From Charitable Solicitation Registration Statement" is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Annual or Amended List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers:

CORPORATION, INDICATE THE SECRETARY:

Name	Country		
JEREMY FROMMER	USA		
Address	**City**	**State**	**Zip/Postal Code**
2 Cooper Square, Apt 10B	New York	NY	10003

CORPORATION, INDICATE THE DIRECTOR:

Name	Country		
Peter Majar	USA		
Address	**City**	**State**	**Zip/Postal Code**
310 E 53rd Street, Apt 9A	New York	NY	10022

CORPORATION, INDICATE THE PRESIDENT:

Name	Country		
JUSTIN MAURY	USA		
Address	**City**	**State**	**Zip/Postal Code**
100 Park Ave PH4B	Fort Lee	NJ	07024

CORPORATION, INDICATE THE TREASURER:

Name	Country		
Eric Pickens	USA		
Address	**City**	**State**	**Zip/Postal Code**
2 Lakeshore Drive	New Rochelle	NY	10804

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X Justin Maury

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Subscriber, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title	Date
President	08/02/2023